Ex.  5
                            August 11, 2000


Board  of  Directors
Visualmed  Clinical  Systems  Corp.
391  Laurier  Street  West
Montreal,  Quebec  H2V  2K3

Re:      Shares  to  be  Registered  on  Form  SB-2  (the  "Shares")

Gentlemen:

     We have acted as counsel for Visualmed Clinical Systems Corp., a Nevada corporation (the "Company"), and certain of its shareholders (the "Selling Shareholders") in connection with the issuance of the Shares described in the prospectus of the Company dated August 11, 2000 (the "Prospectus"), contained in the Registration Statement on Form SB-2 of the Company.

     In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:

     (a)     Articles  of  Incorporation  of  the  Company, as amended to date;
     (b)     By-laws  of  the  Company,  as  amended  to  date;
     (c) Certificates from the Secretary of State of the State of Nevada dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Florida;
     (d)     Share  Certificates  of  the  Company;
     (e)     The  Registration  Statement  and  all  exhibits  thereto;

     In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and their representatives and upon representations made by the Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

     Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

     The  authorized  capital  stock  of  the  Company  consists  of  50,000,000 shares of Common Stock, with a par value of $.001 per share. Prior to the Offering, there, are 13,330,000 shares issue and outstanding . At the conclusion of the Offering, and giving effect to the cancellation of the 10,000,000 shares currently owned by Richard Le Hir, wiil be a total of 22, 332,758 shares issued and outstanding. Proper corporate proceedings have been taken to validly authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

     In  addition,  we  have  participated  in conferences with  representatives
of  the  Company  and   accountants  for  the  Company  at  which  the  contents
of the Registration Statement and Prospectus and related matters were discussed. Although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than the caption "Description of Securities"), we advise you that on the basis of foregoing, we have no reason to believe that either the Registration Statement or the Prospectus, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained in the Registration Statement or Prospectus as to which we are not called upon to and do not express any opinion).

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations thereunder.

Very  truly  yours,


/s/  Eric  P.  Littman
----------------------
Eric  P.  Littman